EXHIBIT 32.1
Written Statement of the Chief Executive Officer
of CNA Financial Corporation
Pursuant to 18 U.S.C. § 1350
(As adopted by Section 906 of the Sarbanes-Oxley Act of 2002)
The undersigned, the Chief Executive Officer of CNA Financial Corporation (the Company), hereby certifies that, to his knowledge:
•the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed on the date hereof with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 2, 2026	By	/s/ Douglas M. Worman
Douglas M. Worman
Chief Executive Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.